Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2020 relating to the financial statements of WellCare Health Plans, Inc. and the effectiveness of WellCare Health Plans, Inc.'s internal control over financial reporting, appearing in the Form 8-K/A of Centene Corporation dated February 26, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Tampa, FL
May 6, 2020